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                   Consent of Cobitz, VandenBerg & Fennessy

                                 Exhibit 23.0





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          [LETTERHEAD OF COBITZ, VANDENBERG & FENNESSY APPEARS HERE]




                         INDEPENDENT AUDITOR'S CONSENT



Board of Directors
Westco Bancorp, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 33-54764 and 33-54766) of Westco Bancorp, Inc. (the "Company") of our report dated January 16, 1998 relating to the consolidated balance sheets of Westco Bancorp, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 Annual Report on the Company's Form 10-K.



                           /s/ Cobitz, Vandenberg & Fennessy

                           Cobitz, Vandenberg & Fennessy



March 24, 1997
Palos Hills, Illinois